GODFREY & KAHN, S.C.

                                ATTORNEYS AT LAW

                             780 North Water Street

                           Milwaukee, Wisconsin 53202

                    Phone (414) 273-3500 Fax (414) 273-5198



                    June 27, 2000


VIA EDGAR


Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549


     Re:     STRONG HERITAGE RESERVE SERIES, INC.


Gentlemen:


     We represent Strong Heritage Reserve Series, Inc. (the "Company"), in

connection with its filing of Post-Effective Amendment No. 15 (the

"Post-Effective Amendment") to the Company's Registration Statement

(Registration Nos. 33-59361; 811-7285) on Form N-1A under the Securities Act of

1933 (the "Securities Act") and the Investment Company Act of 1940.  The

Post-Effective Amendment is being filed pursuant to Rule 485(b) under the

Securities Act.


     We have reviewed the Post-Effective Amendment and, in accordance with Rule

485(b)(4) under the Securities Act, hereby represent that the Post-Effective

Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).


     We consent to the use of this letter in the Post-Effective Amendment.


                              Very truly yours,


                              GODFREY & KAHN, S.C.


                              /s/ Renee M. Hardt


                              Renee M. Hardt





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